UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 21, 2017

Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced retirement of Bruce Goldman as an Executive Vice President and the General Counsel, Chief Compliance Officer, and Secretary of Pennsylvania Real Estate Investment Trust (the “Company”), Mr. Goldman and the Company entered into Separation of Employment Agreement (the “Agreement”) on December 21, 2017. Pursuant to the Agreement, Mr. Goldman will remain eligible to receive a bonus for 2017 in the ordinary course, and he and his spouse and eligible dependents will continue to participate in the Company’s group medical, vision and dental plans for six months at the Company’s expense. If Mr. Goldman elects to continue participation in the Company’s group medical and dental plans after such six-month period, the Company will pay his monthly COBRA premiums for an additional 18 months. The Company will also contribute $25,000 to Mr. Goldman’s supplemental retirement plan account on January 1, 2018, as required by the terms of Mr. Goldman’s existing Employment Agreement. Following Mr. Goldman’s last day of employment, the Company will pay to Mr. Goldman all amounts credited to his supplemental retirement plan account, as required by the terms of his Employment Agreement and Nonqualified Supplemental Executive Retirement Agreement. Mr. Goldman’s 25,988 time based restricted shares in the Company became vested pursuant to the terms of the Agreement, but his unvested performance based restricted share units were forfeited. Mr. Goldman is also eligible to receive one year of severance payments equal to $391,000, payable in January 2019, upon his execution of a general release of claims on or about his last day of employment.

Item 7.01 Regulation FD Disclosure

On December 27, 2017, the Company announced that Lisa M. Most, age 47, was appointed to the position of General Counsel, Chief Compliance Officer, and Secretary of the Company, effective upon the retirement of Bruce Goldman scheduled for January 9, 2018. Ms. Most has been employed by the Company since 1999, and is currently serving as the Company’s Senior Vice President - Legal.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: December 27, 2017    By:     /s/ Robert F. McCadden
Name: Robert F. McCadden
Title: Executive Vice President and
Chief Financial Officer